                                  Exhibit 10.1
                    Employment Agreement dated June 27, 1997, between the Company and Robert W. Woodard

                              EMPLOYMENT AGREEMENT
                                  BY AND AMONG
                               PSB BANCGROUP, INC.
                                       AND
                       PEOPLES STATE BANK IN ORGANIZATION
                                       AND
                                ROBERT W. WOODARD

         THIS EMPLOYMENT AGREEMENT ("Agreement") is being entered into this 28th day of July, 1997, by and among PSB BancGroup, Inc., a Florida Corporation ("PSB"), Peoples State Bank, in organization ("Bank"), and Robert W. Woodard ("Employee"). PSB and the Bank are collectively referred to herein as the "Company" and the Company and Employee are collectively referred to herein as the "Parties".


                                    RECITALS

         WHEREAS, the Company wishes to retain Employee as its President and Chief Executive Officer to perform the duties and responsibilities as are described in this Agreement and as the Company's Boards of Directors ("Board") may assign to Employee from time to time; and

         WHEREAS, Employee desires to be employed by the Company and to serve as the President and Chief Executive Officer in accordance with the terms and provisions of this Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto represent, warrant, undertake, covenant and agree as follows:

                                 OPERATIVE TERMS

         1. Employment and Term. PSB shall employ Employee and Employee shall be employed pursuant to the terms of this Agreement to perform the services specified in Section 2 herein. The term of employment shall be for two (2) years, commencing on June 16, 1997 (the "Effective Date"), and terminating on June 16, 1999, unless extended or terminated pursuant to the provisions set forth herein. The Board of Directors of PSB shall review this Agreement and the Employee's performance hereunder on or before June 16, 1998, and annually thereafter, in order to determine whether to extend the Agreement for a one-year period. The decision to extend the term of this Agreement for an additional year is within the sole discretion of the Board.

         2. Position, Responsibilities and Duties. During the term of this Agreement, Employee shall serve in the following capacities and shall fulfill the following responsibilities and duties:

                  (a) PSB: Employee shall serve as President and Chief Executive Officer of PSB, through election by the Board. In such capacity, Employee shall provide leadership, direction and guidance of PSB's activities to assure short and long-range profitability. Initially, Employee shall work diligently in the formation of the Peoples State Bank, a new state-chartered commercial bank to be located in Lake City, Florida.

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                  (b) When Bank Commences Operations:  Employee shall also serve as the Bank's President and Chief Executive Officer when the Bank commences operations, subject to selection by the Board. In such
         capacity,   Employee   shall   have  the  same   powers,   duties   and
         responsibilities of supervision and management of the Bank usually accorded to the President and Chief Executive Officer of similar financial institutions. In addition, Employee shall use his best efforts to perform the duties and responsibilities enumerated in this Agreement and any other duties assigned to Employee by the Board and to utilize and develop contacts and customers to enhance the business of the Bank. Specifically, Employee shall devote his full business time and attention and use his best efforts to accomplish and fulfill the following duties and responsibilities, as well as other duties assigned to Employee from time to time by the Board:

                           (i)      manage all personnel of the Bank;

                           (ii) serve as a member of the Board of Directors, if and when elected to such a position;

                           (iii) serve on such committees of the Board as appointed to from time to time;

                           (iv) keep the Board informed of important developments concerning the Bank, industry developments and regulatory initiatives affecting the Bank;

                           (v)      maintain  adequate  expense records relating
                                    to  Employee's   activities  on  the  Bank's
                                    behalf;

                           (vi) establish and implement marketing efforts to increase the business of the Bank;

                           (vii) supervise all loans and assist in their proper servicing and resolution through the management of the Bank's human and financial resources;

                           (viii) improve the profitability of the Bank in accordance with the Annual Business Plan as prepared by management and adopted by the Board;

                           (ix) coordinate with the Bank's attorneys and accountants and other service providers to the extent necessary to further the business of the Bank, keeping in compliance with government laws and regulations and otherwise keeping the Bank in as good a financial and legal posture as possible; and


                                        2

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                           (x)      conduct and undertake all other  activities,
                                    responsibilities,    and   duties   normally
                                    expected to be undertaken and accomplished by the President and Chief Executive Officer of a financial institution similar in scope and operation to our business.

                  (b) General Duties: During the term of this Agreement, and except for illness, vacation periods and leaves of absences, Employee shall devote all of his working time, attention, skill and best efforts to accomplish and faithfully perform all of the duties assigned to Employee on a full-time basis. Employee shall, at all times, conduct himself in a manner that will reflect positively upon the Company. Employee shall obtain such licenses, certificates, accreditations and professional memberships and designations as the Company may reasonably require. Employee shall join and maintain membership in such social and civic organizations as Employee or the Board deems appropriate to foster the Company's contacts and business network in the community.

                  (c) Policies and Manual: Employee agrees to comply with the policies and procedures that are adopted by the Company and implemented from time to time as described in the Employee Manual, including any policies relating to a "drug free work place". In that regard Employee agrees to submit to the same testing procedures, if any, which apply to all employees of the Company. Employee has read and understands the contents of the Employee Manual and acknowledges that the Employee Manual may be modified, amended, supplemented and updated from time to time as may be deemed appropriate.

         3. Compensation. During the term of this Agreement, Employee shall be compensated as follows:

                  (a) Base Salary: Until the Bank commences operations, Employee shall be compensated by PSB. Employee shall receive an initial annual salary of Sixty-Seven Thousand Five Hundred Dollars ($67,500) (the "Base Salary") in equal installments, in accordance with standard payroll practices, reduced appropriately by deductions for federal income withholding taxes, social security taxes and other deductions required by applicable laws. Such base salary shall be reviewed annually by the Board of Directors.

                  (b) Additional Compensation: Upon commencement of operations, the Bank may pay Employee incentive compensation when and if the Board adopts an incentive compensation plan. The maximum payment for any such incentive compensation would be up to 50 percent of the Base Salary, payable on such terms and conditions as the Board determines from time to time and adopts by resolution.

                  (c) Other Benefit Plans: During the term of this Agreement, the Employee will be entitled to participate in and receive the benefits of any profit-sharing plans, 401(k) plans, deferred compensation  plans, or other plans,  benefits and privileges  given to


                                        3

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         employees  and  executives of the Company which are currently in effect at the execution of this Agreement or which may come into existence thereafter to the extent the Employee is otherwise eligible and qualifies to so participate in and receive such benefits or privileges. Nothing paid to the Employee under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the Base Salary payable to the Employee pursuant to Section 3 herein.

                  (d) Incentive Stock Options: The Company will designate Employee as a key employee eligible for the grant of incentive stock options under the PSB Bancorp, Inc., 1997 Stock Option Plan (the "Stock Option Plan"). In that connection, the Company will grant to Employee under the terms of the Stock Option Plan, an option to acquire up to 10,000 shares of PSB common stock, over a ten-year period. The grant of the stock options shall be made strictly in accordance with the terms of the Stock Option Plan and in accordance with the Company's standard form of Stock Option Agreement. The options will contain an exercise price of $9 per share and will vest 20 percent per year beginning with the year of grant. As part of the consideration for the Stock Options, Employee agrees that for a period of twenty-four (24) months following any event of termination defined herein, Employee will not accept employment with any existing or proposed business organization which then competes or intends to compete with the Company anywhere in Columbia County, Florida.

         4. Payment of Business Expenses. Employee is authorized to incur reasonable expenses in performing his duties. The Company will reimburse Employee for authorized expenses, according to the Company's established policies, promptly after Employee's presentation of an itemized account of such expenditures, including mileage at the Internal Revenue allowed rate for the use of Employee's personal automobile.

         5. Vacation. Employee is entitled to four (4) weeks paid vacation time per year on a non-cumulative basis beginning the first fiscal year following commencement of operations.

         6.       Bank  Benefits.

                  (a) Medical Benefits: Employee is entitled to participate in all medical and health care benefit plans through health insurance, corporate funds, medical reimbursement plans or other plans, if any, provided, or to be provided, by the Bank for its employees.

                  (b) Provision of Automobile: The Bank will provide Employee with an automobile allowance, to be determined immediately prior to the Bank's commencement of operations. In addition thereto, Employee shall be reimbursed for the pro rated operating and maintenance expenses attributed to Bank business.

                  (c) Club and Organization Memberships: The Bank will pay an annual membership fee for Employee at the Lake City Country Club. Employee shall comply with all applicable federal income tax laws and regulations governing Employee's personal use of the country club. The


                                        4

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         Bank  will  also pay  Employee's  membership  costs  in other  clubs or organizations when such membership will benefit the Bank as determined by the Board of Directors.

                  (d) Employee shall maintain records of both business and personal use of such facilities and automobile use and shall submit those records to the Bank monthly.

         7.       Disability/Illness.

                  (a) Illness: Employee shall be paid his full Base Salary for any period of his illness or incapacity: provided that such illness or incapacity does not render Employee unable to perform his duties under this Agreement for a period longer than three (3) consecutive months. At the end of such three-month period, the Bank may terminate Employee's employment and this Agreement.

                  (b) Disability: If the Bank terminates this Agreement pursuant to Employee's disability as determined under Section 7(a) herein, the Bank shall pay to Employee, as a disability payment, an amount equal to Employee's monthly Base Salary, payable in accordance with the Bank's standard payroll practices, commencing on the effective date of Employee's termination and ending on the earlier of:

                           (i) the date Employee returns to full time employment in his capacity as the Bank's President;

                           (ii) Employee's full time employment by another financial institution;

                           (iii) three (3) months after the date of such termination, after which Employee will be entitled to receive benefits under any disability insurance plan provided by the Bank; or

                           (iv)     the date of Employee's death.

         The Company may satisfy its obligations under this Section, at its option, through the purchase of disability insurance. The provisions of such policy will control the amounts paid to Employee. Such disability insurance will be coordinated with any disability plans made available to Employee pursuant to Section 6 herein.

                  (c) Continuation of Coverages: During any period of illness or disability, the Bank will continue any other life, health and disability coverages for Employee substantially identical to the coverages maintained prior to Employee's termination for disability. Such coverages shall cease upon the earlier of:

                           (i) Employee's full time employment by another financial institution;


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



                           (ii)     one  (1)  year   after   the  date  of  such
                                    termination    (with   the    exception   of
                                    disability insurance coverage); or

                           (iii)    the date of Employee's death.

                  (d) No Reduction in Base Salary: During the period in which Employee is disabled or subject to illness or incapacity, other than as described in Section 7(b) herein, there shall be no reduction in Employee's Base Salary.

         8. Death During Employment. In the event of Employee's death during the term of this Agreement, the Company's obligation to Employee shall be limited to the portion of Employee's compensation which would be payable up to the first working day of the first month after Employee's death, except that any compensation payable to Employee under any benefit plan maintained by the Company will be paid pursuant to its terms.

         9.       Termination.

                  (a) Failure of Bank to Commence Operations: In the event the Bank fails to commence operations for any reason on or before July 1, 1998, this Agreement may be terminated by PSB upon thirty (30) days written notice to Employee.

                  (b)  Illness,   Incapacity  or  Death:  This  Agreement  shall
         terminate upon Employee's illness, incapacity or death in accordance with the provisions of Sections 7 and 8 herein.

                  (c) Termination for Just Cause: The Company shall have the right, at any time, upon prior written notice of termination satisfying the requirements of Section 11 herein, to terminate the Employee's employment hereunder, including termination for just cause. For the purpose of this Agreement, termination for just cause shall mean any of the following acts committed by Employee:

                           (i)      Personal dishonesty;

                           (ii)     Incompetence;

                           (iii)    A pattern of socially unacceptable behavior;

                           (iv)     Willful misconduct;

                           (v) Breach of fiduciary duty involving personal profit;

                           (vi)     Intentional   failure  to   perform   stated
                                    duties;


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                           (vii)    Willful   violation  of  any  law,  rule  or
                                    regulation (other than traffic violations or
                                    similar     offenses)     or    any    final
                                    cease-and-desist order; or

                           (viii) Material breach of any provision of this Agreement.

                  For purposes of this Section, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Company; provided that any act or omission to act by the Employee in reasonable reliance upon an opinion of counsel to the Company shall not be deemed to be willful. In the event Employee is terminated for just cause, Employee shall have no right to compensation or other benefits for any period after such date of termination.

                  (d) Effective Date of Termination: The termination of this Agreement and Employee's employment shall be effective upon the delivery to Employee of written notice or at such later time as may be specified in such notice, and Employee shall immediately vacate the Bank premises on or before such effective date.

                  (e) Involuntary Termination: If the Employee is terminated by the Company, other than for just cause or in connection with a change in control of the Company (as defined in Section 9[g] herein), Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(h)(i) and 9(i) herein. In the event the Employee is terminated in connection with a change in control of the Company, Employee's right to compensation and other benefits under this Agreement shall be as set forth in Sections 9(h)(ii) and 9(i) herein.

                  (f) Termination for Good Reason: Employee may terminate his employment hereunder for good reason by giving written notice to the Board of Directors or the Chairman thereof. For purposes of this Agreement, "good reason" shall mean (i) a failure by the Company to comply with any material provision of this Agreement, which failure has not been cured within fifteen (15) days after a notice of such noncompliance has been given by the Employee to PSB or the Company; or
         (ii) subsequent to a change in control as defined in Section 9(g) herein and without the Employee's express written consent, any of the following shall occur: the assignment to the Employee of any duties inconsistent with the Employee's positions, duties, responsibilities and status with PSB and the Bank immediately prior to a change in control; a change in the Employee's reporting responsibilities, titles or offices as in effect immediately prior to a change in control of PSB or the Bank; any removal of the Employee from, or any failure to re-elect the Employee to, any of such positions, except in connection with a termination of employment for just cause, disability, death, or removal pursuant to Sections 9(b) or 9(c) herein; a reduction in the Employee's annual salary as in effect immediately prior to a change in control; the failure of the Bank to continue in effect any bonus, benefit or compensation plan, life insurance plan, health and accident plan or disability plan in which the Employee is participating at the


                                        7

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         time of a change in  control  of PSB or the Bank,  or the taking of any action by PSB or the Bank which would adversely affect the Employee's participation in or materially reduce the Employee's benefits under any of such plans, or the transfer of the Employee to any location outside of Columbia County, Florida or the assignment of substantial duties to the Employee to be completed outside Columbia County, Florida.

                  (g) Change in Control: For purposes of this Agreement, a change in control shall mean a change in ownership of stock in PSB or the Bank. A "change in control" for purposes of this Agreement is defined to mean an event where a person:

                  (i) Acquires more than 25 percent of any class of voting stock of PSB or the Bank;

                  (ii) Acquires irrevocable proxies representing more than 25 percent of any class of voting stock of PSB;

                  (iii)    Acquires   any   combination   of  voting  stock  and
                           irrevocable proxies representing more than 25 percent of any class of voting stock of PSB; or

                  (iv) Controls in any manner the election of a majority of the directors of PSB or the Bank.

                  (h)      Severance Payment:

                           (i) If the Employee  shall  terminate his  employment
                  for good reason as defined in Section 9(d) herein, or if the Employee is terminated by the Company for other than just cause pursuant to Section 9(e) herein, then in lieu of any further salary payments to the Employee for periods subsequent to the date of termination, Employee shall be paid, as severance, an amount which would equal Employee's total annual compensation for the remainder of the term of the Agreement, plus any incentive compensation which Employee would have been entitled to hereunder;

                           (ii) In the event Employee's employment is terminated
                  as a result of a change in control or a change in control of PSB or the Bank occurs within twelve (12) months of the Employees' involuntary termination, Employee shall be entitled to a severance payment equal to Employee's total annual compensation for the remainder of the term of the Agreement, plus any incentive compensation which Employee would have been entitled to hereunder;

                           (iii) Any payment under Section  9(h)(i) and 9(h)(ii)
                  shall be made in substantially equal semi-monthly installments on the fifteenth and last days of each month until paid in full.


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                  (i)  Additional   Severance   Benefits:   Unless  Employee  is
         terminated for just cause pursuant to Section 9(e) herein,  pursuant to
         Section 10(b) herein, or pursuant to a termination of employment by the Employee for other than good reason, the Company shall maintain in full force and effect, for the continued benefit of the Employee for the remaining term of this Agreement, or twelve (12) months (whichever is longer), all employee benefit plans and programs in which the Employee
         was  entitled  to  participate   immediately   prior  to  the  date  of
         termination;   provided,   however,   that  the  Employee's   continued
         participation is possible under the general terms and provisions of such plans and programs. Further, the Company shall pay for the same or similar benefits if such benefits are available to the employee on an individual or group basis as a result of contractual or statutory provisions requiring or permitting such availability including, but not limited to, health insurance covered under COBRA.

                  (j) Mitigation: Employee shall not be required to mitigate the amount of any payment provided for in Sections 9(h) and 9(i) of this Agreement by seeking other employment.

         10. Required Provisions by Regulation. The Company and Employee acknowledge that the laws and regulations governing the Parties require that certain provisions be provided in each employment agreement with officers and employees of the Bank. The Parties agree to be bound by the following provisions:

                  (a)  Suspension:  If the  Employee  is  suspended  from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs pursuant to actions taken by the Florida Department of Banking and Finance ("DOBF") or by notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Section 1818[e][3] and Section 1818[g][1]), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may, in its discretion: (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

                  (b) Permanent Prohibition: If the Employee is removed from office and/or permanently prohibited from participating in the conduct of PSB and the Bank's affairs by an order issued by the DOBF or by an order issued under Section 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818[e](4] and [g][1]), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Employee and the Bank as of the date of termination shall not be affected.

                  (c)  Golden  Parachute:  Any  payments  made  to the  Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                  (d) Default Under FDIA: If the Bank is in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813[x][1]) to mean an adjudication or other official determination by any court of competent jurisdiction, the appropriate federal banking agency or other public authority pursuant to which a conservator, receiver or other legal custodian is appointed for the Bank, all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Employee and the Bank as of the date of termination shall not be affected.

         11.      Notice of Termination.

                  (a) Employee's Notice: Employee shall have the right, upon prior written notice of termination of not less than thirty (30) days, to terminate his employment hereunder. In such event, Employee shall have no right after the date of termination to compensation or other benefits as provided in this Agreement, unless such termination is for "good reason", as defined in Section 9(e) herein. If the Employee provides a notice of termination for good reason, the date of termination shall be the date on which the notice of termination is given.

                  (b) Specificity: Any termination of the Employee's employment by the Company or by Employee shall be communicated by written notice of termination to the other party hereto. For purposes of this Agreement, a "notice of termination" shall mean a dated notice which shall: (i) indicate the specific termination provision in the Agreement relied upon; (ii) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Employee's employment under the provision so indicated; and (iii) set forth the date of termination, which shall be not less than thirty (30) days nor more than forty-five (45) days after such notice of termination is given, except in the case of termination of the Employee's employment for just cause, in which case date of termination shall be the date such notice of termination is given.

                  (c) Delivery of Notices: All notices given or required to be given herein shall be in writing, sent by United States first-class certified or registered mail, postage prepaid, by way of overnight carrier or by hand delivery. If to the Employee (or to the Employee's spouse or estate upon the Employee's death) notice shall be sent to Employee's last-known address, and if to Employer, notice shall be sent to the Chairman of the Board at the main office of PSB. All such notices shall be effective when deposited in the mail if sent via first-class certified or registered mail, or upon delivery if by hand delivery or sent via overnight carrier. The Parties, by notice in writing, may change or designate the place for receipt of all such notices.

         12. Post-Termination Obligations. The Company shall pay to Employee such compensation as is required pursuant to this Agreement; provided, however, any such payment shall be subject to Employee's post-termination cooperation. Such cooperation shall include the following:

                  (i) Employee shall furnish such information and assistance as may be reasonably required by the Company in connection with any litigation or settlement of any dispute between the Company, a borrower and/or any other third parties (including without limitation serving as a witness in court or other proceedings);

                  (ii) Employee shall provide such information or assistance to the Company in connection with any regulatory examination by any state or federal regulatory agency;

                  (iii) Employee shall keep the Company's trade secrets and other proprietary or confidential information secret to the fullest extent practicable, subject to compliance with all applicable laws.

         13. Fees and Kickbacks. It shall be considered a material breach of this Agreement if Employee receives: (i) either directly or indirectly any fee, kickback, or thing of value in connection with any loan made by the Company; or
(ii) any portion, split or percentage of any charge, either directly or indirectly, given to or accepted by the Company or any subsidiary or affiliate, in connection with any loan made by the Company or its affiliates; or (iii) any fee, kickback or compensation of any kind in connection with the participation by the Company in any loan from any other source.

         14. Indebtedness. If during the term of this Agreement, Employee becomes indebted to the Company for any reason, the Company may, at its election, set off and collect any sums due Employee out of any amounts which the Company may owe Employee from his Base Salary or other compensation.
Furthermore, upon the termination of this Agreement, all sums owed by Employee shall become immediately due and payable. Employee shall pay all expenses and attorney's fees actually or necessarily incurred by the Company in connection with any collection proceeding for Employee's indebtedness to the Company. Notwithstanding any of the foregoing, any indebtedness to the Company secured by a mortgage on Employee's residence shall not be subject to the foregoing provisions, and shall be governed by the loan documents evidencing such indebtedness.

         15. Maintenance of Trade Secrets and Confidential Information. Employee shall use his best efforts and utmost diligence to guard and protect all of the Company's trade secrets and confidential information. Employee shall not, either during the term or after termination of this Agreement, for whatever reason, use, in any capacity, or divulge or disclose in any manner, to any Person, the identity of the Company's customers, or its customer lists, methods of operation, marketing and promotional methods, processes, techniques, systems, formulas, programs or other trade secrets or confidential information relating to the Company's business. Upon termination of this Agreement or Employee's employment, for any reason, Employee shall immediately return and deliver to the Company all records and papers and all matters of whatever nature which bear trade secrets or confidential information relating to the Company.

         16.      Competitive Activities.

                  (a) Limitation on Outside Activities: Employee agrees that during the term of this Agreement, except with the express consent of the Board, Employee will not, directly or indirectly, engage or participate in, become a director of, or render advisory or other services for, or in connection with, or become interested in, or make any financial investment in any firm, corporation, business entity or business enterprise competitive with or to any business of the Company; provided, however, that Employee shall not be precluded or prohibited from owning passive investments, including investments in the securities of other financial institutions, so long as such ownership does not require Employee to devote other than minimal time to management or control of the business or activities in which Employee has invested.

                  (b) Agreement Not to Compete: Employee acknowledges that by virtue of his employment with the Company, Employee will acquire an intimate knowledge of the activities and affairs of the Company, including trade secrets and other confidential matters. Employee, therefore, agrees that during the term of this Agreement, and for a period of twenty-four (24) months following the termination of Employee's employment hereunder, Employee shall not become employed, directly or indirectly, whether as an employee, independent contractor, consultant, or otherwise, in the financial services industry with any business enterprise or business entity, or Person who competes or intends to compete directly or indirectly with any office of the Company located in Columbia County, Florida.

                  Employee    hereby   agrees   that   the   duration   of   the
         anticompetitive covenant set forth herein is reasonable, and its geographic scope is not unduly restrictive.

         17.      Remedies for Breach.

                  (a) Arbitration: The Parties agree that, except for the specific remedies for injunctive relief and other equitable relief contained in Subsection 16(b) and (c) below, any controversy or claim arising out of or relating to this Agreement or any breach thereof, including, without limitation, any claim that this Agreement or any portion thereof is invalid, illegal or otherwise voidable, shall be submitted to binding arbitration before and in accordance with the rules of the American Arbitration Association and judgment upon the determination and/or award of such arbitrator may be entered in any court having jurisdiction thereof. Provided, however, that this clause shall not be construed to permit the award of punitive damages to either party. The prevailing party to said arbitration shall be entitled to an award of reasonable attorney's fees. The venue of arbitration shall be in Columbia County, Florida.

                  (b) Injunctive Relief: The Parties acknowledge and agree that the services to be performed by Employee are special and unique and that money damages cannot fully compensate the Company in the event of Employee's violation of the provisions of Section 16 of this Agreement.

         Thus, in the event of a breach of any of the provisions of such Section, Employee agrees that the Company, upon application to a court of competent jurisdiction, shall be entitled to an injunction restraining Employee from any further breach of the terms and provision of such Section. Should the Company prevail in an action seeking an injunction restraining Employee, Employee shall pay all costs and reasonable attorneys fees incurred by the Company in and relating to obtaining such injunction. Such injunctive relief may be obtained without bond and Employee's sole remedy, in the event of the entry of such injunction, shall be the dissolution of such injunction. Employee hereby waives any and all claims for damages by reason of the wrongful issuance of any such injunction.

                  (c) Cumulative Remedies: Notwithstanding any other provision of this Agreement, the injunctive relief described in Section 17(b) herein and all other remedies provided for in this Agreement which are available to the Company as a result of Employee's breach of this Agreement, are in addition to and shall not limit any and all remedies existing at or in equity which may also be available to the Company.

         18. Assignment. This Agreement shall inure to the benefit of and be binding upon the Employee, and to the extent applicable, his heirs, assigns, executors, and personal representatives, and to the Company, and to the extent applicable, its successors, and assigns, including, without limitation, any person, partnership, or corporation which may acquire all or substantially all of the Company's assets and business, or with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer, unless such merger or consolidation or subsequent merger or consolidation is a transaction of the type which would result in termination under Sections 10(c) and 10(d) herein.

         19.      Miscellaneous.

                  (a) Amendment of Agreement: Unless as otherwise provided herein, this Agreement may not be modified or amended except in writing signed by the Parties.

                  (b) Certain Definitions: For purposes of this Agreement, the following terms whenever capitalized herein shall have the following meanings:

                           (i) "Person" shall mean any natural person, corporation, partnership (general or limited), trust, association or any other business entity.

                           (ii) "Attorneys Fees" shall include the legal fees and disbursements charged by attorneys and their related travel and lodging expenses, court costs, paralegal fees, etc. incurred in settlement, trial, appeal or in bankruptcy proceedings.

                  (c) Headings for Reference Only: The headings of the Sections and the Subsections herein are included solely for convenient reference and shall not control the meaning of the interpretation of any of the provisions of this Agreement.

                  (d) Governing Law/Venue: This Agreement shall be construed in accordance with and governed by the laws of the State of Florida. Notwithstanding the Provisions of Section 19(a) herein, venue for any litigation involving the Parties and their rights and obligations hereunder shall be brought in any appropriate court in Columbia County, Florida.

                  (e) Severability: If any of the provisions of this Agreement shall be held invalid for any reason, the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect in accordance with the remainder of its terms.

                  (f) Entire  Agreement:  This Agreement and all other documents incorporated or referred to herein, contain the entire agreement of the Parties and there are no representations, inducements or other provisions other than those expressed in writing herein. This Agreement amends, supplants and supersedes any and all prior agreements between the Parties. No modification, waiver or discharge of any provision or any breach of this Agreement shall be effective unless it is in writing signed by both Parties. A Party's waiver of the other Party's breach of any provision of this Agreement, shall not operate, or be construed, as a waiver of any subsequent breach of that provision or of any other provision of this Agreement.

                  (g) Waiver: No course of conduct by the Company or Employee and no delay or omission of the Company or Employee to exercise any right or power given under this Agreement shall: (i) impair the subsequent exercise of any right or power, or (ii) be construed to be a waiver of any default or any acquiescence in or consent to the curing of any default while any other default shall continue to exist, or be construed to be a waiver of such continuing default or of any other right or power that shall theretofore have arisen. Any power and/or remedy granted by law and by this Agreement to any party hereto may be exercised from time to time, and as often as may be deemed expedient. All such rights and powers shall be cumulative to the fullest extent permitted by law.

                  (h) Pronouns: As used herein, words in the singular include the plural, and the masculine include the feminine and neuter gender, as appropriate.

                  (i) Recitals: The Recitals set forth at the beginning of this Agreement shall be deemed to be incorporated into this Agreement by this reference as if fully set forth herein, and this Agreement shall be interpreted with reference to and in light of such Recitals.




                          [Signatures Follow This Page]

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


         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first written above.

PSB BancGroup, Inc.                   Peoples State Bank in Organization



By:    /s/ Alton C. Milton            By:    /s/ Alton C. Milton
     -------------------------               ---------------------
       Alton C. Milton                       Alton C. Milton
       Chairman of the Board                 Proposed Chairman of the Board

  /s/ David D. King                          /s/ David D. King
  ----------------------------               ---------------------
  Witness                                    Witness


Employee

  /s/ Robert W. Woodard
--------------------------------------
Robert W. Woodard

  /s/ David D. King
--------------------------------------
Witness


                                       15